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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Registration Statements (Nos. 333-93229, 333-166885, 333-175593, 333-182653 and 333-206370) on Form S-8 and in Registration Statement (No. 333-188212) on Form S-3 of Datalink Corporation of our reports dated March 14, 2016, relating to our audits of the consolidated financial statements, the financial statement schedule and internal control over financial reporting, which appear in the Annual Report on Form 10-K of Datalink Corporation for the year ended December 31, 2015.

/s/ RSM US LLP

Minneapolis, Minnesota
March 14, 2016

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  EXHIBIT 23.1